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                                                                    EXHIBIT 10.7




                       FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO THE CREDIT AGREEMENT (this "Amendment") dated as of January 4, 2000, between Enron Corp., an Oregon corporation (the "Lender"), and Azurix Corp., a Delaware corporation (the "Borrower").

     The Lender and the Borrower are parties to a Credit Agreement dated as of May 1, 1999 (the "Agreement"). Capitalized terms used in this Amendment and not otherwise defined have the meanings given to them in the Agreement. The Lender and the Borrower now desire to amend the Agreement in certain respects. Accordingly, the Lender and the Borrower hereby agree as follows:

     1. Amendment to Section 1. Section 1 of the Agreement is hereby amended by replacing the last sentence thereof with the following:

     "The Borrower shall request that the Lender make an Advance hereunder by delivering a notice to such effect on or before 9:00 a.m. Houston time at least one Business Day prior to the date requested for the funding of such Advance. Such notice shall further state the specific purposes for which such Advances will be used and (a) whether and to what extent such Advance will be used to pay general, administrative and operating expenses, including interest (a "GAO Advance"), and (b) whether and to what extent such Advance will be used to pay expenses other than general, administrative and operating expenses (a "Non-GAO Advance"). Subject to the maximum aggregate principal amount of GAO Advances permitted to be outstanding pursuant to Section 2 hereof and compliance with the other terms and conditions of the Agreement, the Lender shall make any GAO Advance properly requested by the Borrower pursuant to this Section 1. The Lender shall not be obligated to make any Non-GAO Advance requested by the Borrower pursuant to this Section 1. Any determination to make a Non-GAO Advance shall be in the sole discretion of the Lender."

     2. Amendment to Section 2. Section 2 of the Agreement is amended by deleting the period after clause c) thereof and adding the following proviso after such clause c):

     "; provided, however, that, until the earlier of (i) the date on which the Borrower issues and sells debt securities or enters into credit facilities usable for general corporate purposes, and (ii) March 31, 2000 (the date which is the earlier of the dates referred to in (i) and (ii) shall hereinafter be referred to as the "Non-GAO Advance Availability Termination Date"), the Lender may in its sole discretion make and permit the aggregate outstanding principal amount of Advances to be equal to an amount of up to One Hundred Eighty Million Dollars (U.S. $180,000,000); provided, further, however, that in no event shall the aggregate outstanding principal amount of either the GAO Advances or the Non-GAO Advances exceed One Hundred Twenty Million Dollars (U.S. $120,000,000), respectively."

     3. Amendment to Section 3. The first sentence of Section 3 of the Agreement is amended and restated in its entirety to read as follows:






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     "Interest shall accrue on the outstanding and unpaid principal amount of the Advances on a daily basis at a rate per annum equal to the Fed Funds Rate (as defined below) plus (a) in respect of GAO Advances, 1.5%, and (b) in respect of Non-GAO Advances, 3.75%; provided, however, that upon the occurrence and during the continuation of any Event of Default (as hereinafter defined), interest on the unpaid principal amount of any Advance shall accrue at the rate set forth above plus an additional 2% per annum."

     4. Amendment to Section 5. Section 5 of the Agreement is amended by adding the following sentence at the end of that Section:

     "The Borrower shall repay all Non-GAO Advances (a) upon and to the extent that the Borrower receives proceeds (i) from the issuance and sale of any debt securities, or (ii) under any credit facilities usable for general corporate purposes, and (b) to the extent not repaid pursuant to clause (a) hereof, on or before March 31, 2000."

     5. Amendment to Section 6. Section 6 of the Agreement is amended by adding the following proviso to the end thereof:

     ", including interest; provided, however that the Borrower may use the proceeds of any Non-GAO Advance made hereunder before the Non-GAO Advance Termination Date to pay the expenses specified in the applicable notice pursuant to which such Advance was requested."

     6. Amendment to Section 7. Section 7 of the Agreement is hereby amended by replacing the period at the end of clause c) thereof with "; or" and adding the following clause (d) thereto:

     "(d)(i) Any principal, interest, fees or other amounts due in respect of any indebtedness of the Borrower is not paid when due, whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure is not cured within the applicable grace period, if any, and the aggregate amount of all such indebtedness of the Borrower so in default exceeds Ten Million Dollars (US$10,000,000); (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any Indebtedness of the Borrower the effect of which is to accelerate or to permit the acceleration of the maturity of any such indebtedness, whether or not any such indebtedness is actually accelerated and the aggregate amount of all indebtedness of the Borrower so in default exceeds Ten Million Dollars (US$10,000,000); or (iii) any indebtedness of the Borrower shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment) prior to the stated maturity thereof, and the aggregate amount of all indebtedness of the Borrower so accelerated exceeds Ten Million Dollars (US$10,000,000)."

     7. Amendment to Section 8. Section 8 of the Agreement is amended and restated in its entirety to read as follows:






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          "8. Notices, Etc. All notices and other communications provided for under this Agreement shall be in writing (including facsimile transmission) and telecopied or delivered, if to the Lender, at its address at 1400 Smith Street, Houston, Texas 77002, Attention: Jeffrey McMahon telecopy number
     (713) 646-5930 and if to the Borrower, at its address at 333 Clay Street, Houston, Texas 77002, Attention: General Counsel, telecopy number (713) 345-5330; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 8."

8. Continuation. The Agreement, as modified by this Amendment, is continued in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENRON CORP.                                AZURIX CORP.


By: /s/ JEFFREY MCMAHON                    By: /s/ ANDREA L. MAINELLI
   --------------------------------           ------------------------------
   Name: Jeffrey McMahon                      Name: Andrea L. Mainelli
   Title: Executive Vice President,           Title: Managing Director, Finance
          Finance and Treasurer








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